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                                                                    Exhibit 23a.


                         INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use of our reports dated May 6, 1999 accompanying the financial statements of Energy Liberty Unlimited, Inc. as of March 31, 1999, included in the Company's Registration Statement Form SB-2.


           /s/
-----------------------------
Schumacher & Associates, Inc.

May 10, 1999